Harrow Health Announces Fourth Quarter 2018 Financial Results

San Diego, CA – March 12, 2019 – Harrow Health, Inc. (NASDAQ: HROW) today reported results for the fourth quarter 2018.

Fourth Quarter 2018 and Other Recent Notable Highlights:

●	Revenues increased 55% year-over-year to a new record of $11.4 million
●	Gross Ophthalmology revenue increased 72% year-over-year to a new record of $10 million
●	Gross Margins hit a new record at 64%
●	$18.1 million in Net Income (GAAP)
●	ImprimisRx customers ordering chronic care ophthalmic medicines with refills expected to hit 1,000 by the end of Q1 2019
●	ImprimisRx products to be featured in a new company record number of presentations at the upcoming American Society of Cataract and Refractive Surgery (ASCRS) meeting on May 3-7, 2019 in San Diego, CA
●	Total Balance Sheet assets at year-end totaled $49.5 million
●	Eton Pharmaceuticals, a former Harrow subsidiary, completed an initial public offering in November 2018 and is listed on NASDAQ
●	Melt Pharmaceuticals subsidiary completed Series A financing, a deconsolidating transaction, in January 2019

Mark L. Baum, CEO of Harrow Health, commented, “We closed our most successful year in business with continued strong revenue growth, achieving record high gross margins, and record net income for the quarter and the year. Our market-leading ophthalmology business, ImprimisRx, has now generated a 187% revenue CAGR from 2014 through 2018 and we see growth continuing in 2019, with line of sight to reaching our 2021 revenue goals. Our first Project 15 business, Eton Pharmaceuticals, completed its IPO on NASDAQ during the fourth quarter of 2018. And our other two deconsolidated businesses – Surface and Melt – are set to have potential value inflection events occur in 2020. With the announcement in February of the completion of the Melt Pharmaceuticals Series A financing, we now own significant equity stakes and royalty rights in three funded and well-managed pharmaceutical businesses. Over the coming months, we intend to reveal more about our plans for Mayfield and Radley, and additional projects we are expecting to discuss later in the year. Finally, during the fourth quarter, we implemented a strategy to aggressively and immediately reduce our future exposure to legal expenses, dismissing a civil case we were plaintiff in, settled a multi-year long civil case we were defending, and are working closely with state regulatory agencies to reach amicable resolutions to other pending matters. Ultimately, Harrow is being positioned to continue to unlock value related to the growth in and profits from our commercial stage business, the growing value of our stakes in Project 15 businesses, and potential future royalty streams.”

Conference Call and Webcast

The company’s management team will host a conference call and audio-only webcast today at 4:30 p.m. EDT (1:30 p.m. PDT) to discuss the financial results and other recent developments. To participate in the call, please dial (844) 369-8770 for domestic callers or (862) 298-0840 for international callers. To listen to the webcast, please click here or visit the investor relations section of the Harrow Health website by clicking here. A dial in replay of the call will be available until April 12, 2019. To access the replay, dial (877) 481-4010 domestically or (919) 882-2331 internationally and reference Replay ID: 44882. The webcast replay will be available until June 12, 2019.

Financial Summary

Selected highlights regarding operating results for the three months and year ended December 31, 2018 and for the same periods in 2017 are as follows (in thousands, except per share data):

	For the three months ended December 31, 2018	For the three months ended December 31, 2017
Total Revenues	$11,384	$7,337
Cost of Sales	(4,102)	(3,457)
Gross Profit	7,282	3,880
Selling, General & Administrative Expenses	(9,012)	(5,942)
Research & Development Expenses	(433)	(89)
Operating Loss	(2,163)	(2,151)
Other Income (Expense), net	20,293	(620)
Net Income (Loss)	$18,130	$(2,771)

	For the year ended December 31, 2018	For the year ended December 31, 2017
Total Revenues	$41,372	$26,774
Cost of Sales	(16,521)	(13,505)
Gross Profit	24,851	13,269
Selling, General & Administrative Expenses	(29,243)	(25,019)
Research & Development Expenses	(825)	(413)
Operating Loss	(5,217)	(12,163)
Other Income (Expense), net	19,842	(757)
Net Income (Loss)	$14,625	$(11,985)
Net Income (Loss) per Common Share, Basic	$0.67	$(0.60)
Net Income (Loss) per Common Share, Diluted	$0.61	$(0.60)

Adjusted E(L)BITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended December 31, 2018 and for the same period in 2017 (in thousands):

	For the three months ended December 31, 2018	For the three months ended December 31, 2017
GAAP Net Income (Loss)	$18,130	$(2,771)
Stock-based compensation and payments	536	678
Interest expense, net	689	678
Taxes	-	(851)
Depreciation	385	360
Amortization of intangible assets	59	92
Other expenses/loss	35	28
Investment gains/loss from Eton and Surface, net	(21,017)	765
Non-recurring expenses, net(1)	918	227
Adjusted E(L)BITDA	$(264)	$(794)

(1)	Non-recurring expenses includes costs accrued in connection with litigation settlements, income from settlements associated with accrued expenses and trade payable disputes, and costs Melt incurred during the period presented that were consolidated in the Company’s financial statements, that will be reimbursed to the Company following the deconsolidation of Melt in the first quarter of 2019.

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) owns a portfolio of healthcare businesses, including the nation’s leading ophthalmology pharmaceutical compounding business, ImprimisRx. The company holds large equity positions in Eton Pharmaceuticals, Surface Pharmaceuticals, Melt Pharmaceuticals, Mayfield Pharmaceuticals and Radley Pharmaceuticals, all companies founded as subsidiaries of Harrow Health. The Company also owns royalty rights in certain 505(b)(2) drug candidates being developed by Eton, Surface, Melt, Mayfield and Radley. Harrow intends to create, invest in and grow paradigm shifting health care businesses that put patients first. For more information about Harrow Health, please visit the Investor Relations section of the corporate website by clicking here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

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Investor Contact:

Jon Patton

jpatton@harrowinc.com

858-704-4587

Media Contact:

Deb Holliday

Holliday Communications, Inc.

deb@hollidaycommunications.net

412.877.4519

Source: Harrow Health, Inc.